Exhibit 99.(a)(v)

ARTICLES SUPPLEMENTARY

TO

ARTICLES OF INCORPORATION

OF

LORD ABBETT MUNICIPAL INCOME FUND, INC.

LORD ABBETT MUNICIPAL INCOME FUND, INC., a Maryland corporation having its principal office c/o The Prentice-Hall Corporation System, 7 St. Paul Street, Suite 1660, Baltimore, Maryland 21202 (hereinafter called the “Corporation”), hereby certifies to the Maryland State Department of Assessments and Taxation that:

FIRST:  The Corporation presently has authority to issue 1,000,000,000 shares of capital stock, each with a par value of $.001. In addition, the Articles of Incorporation (hereinafter the “Articles”) authorizes the Board to classify and reclassify any unissued shares.  The Corporation’s shares have been previously classified and designated by the Board of Directors as follows:

Lord Abbett National Tax-Free Income Fund

Class A - 80,000,000 shares

Class B - 20,000,000 shares

Class C - 20,000,000 shares

Class P - 30,000,000 shares

Lord Abbett California Tax-Free Income Fund

Class A - 60,000,000 shares

Class C - 20,000,000 shares

Class P - 30,000,000 shares

Lord Abbett Connecticut Tax-Free Income Fund

Class A - 40,000,000 shares

Class P - 30,000,000 shares

Lord Abbett Hawaii Tax-Free Income Fund

Class A - 40,000,000 shares

Class P - 30,000,000 shares

Lord Abbett Minnesota Tax-Free Income Fund

Class A - 40,000,000 shares

Class P - 30,000,000 shares

Lord Abbett Missouri Tax-Free Income Fund

Class A - 40,000,000 shares

Class P - 30,000,000 shares

Lord Abbett New Jersey Tax-Free Income Fund

Class A - 80,000,000 shares

Class P - 30,000,000 shares

Lord Abbett New York Tax-Free Income Fund

Class A - 60,000,000 shares

Class C - 20,000,000 shares

Class P - 30,000,000 shares

Lord Abbett Texas Tax-Free Income Fund

Class A - 40,000,000 shares

Class P - 30,000,000 shares

Lord Abbett Washington Tax-Free Income Fund

Class A - 40,000,000 shares

Class P - 30,000,000 shares

SECOND, pursuant to the authority of the Board of Directors to classify and reclassify unissued shares of stock of the Corporation and to classify a series into one or more classes of such series, the Board of Directors hereby classifies and reclassifies 15,000,000 authorized but unissued and unclassified shares of the Corporation as Class Y shares of the Lord Abbett National Tax-Free Income Fund;

THIRD:  Subject to the power of the Board of Directors to classify and reclassify unissued shares, all Class Y shares of the Lord Abbett National Tax-Free Income Fund shall be invested in the same investment portfolios of the Corporation as the other classes of this series and shall have the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption set forth in Article V of the Articles, and shall be subject to all other provisions of the Articles relating to stock of the Corporation generally.

FOURTH:  The Class Y shares of the Lord Abbett National Tax-Free Income Fund have been duly classified and designated by the Board of Directors under authority contained in the Articles.

IN WITNESS WHEREOF, Lord Abbett Municipal Income Fund, Inc. has caused these presents to be signed in its name and on its behalf by its Vice President and Secretary and witnessed by its Vice President and Assistant Secretary on April 23, 2007.

LORD ABBETT MUNICIPAL INCOME FUND, INC.

By:	/s/ Lawrence H. Kaplan
Lawrence H. Kaplan
Vice President and Secretary

WITNESS:

/s/ Christina T. Simmons
Christina T. Simmons
Vice President and Assistant Secretary